Exhibit 99.2 Amplify Energy and Midstates Petroleum Announce a Merger-of-Equals May 6, 2019Exhibit 99.2 Amplify Energy and Midstates Petroleum Announce a Merger-of-Equals May 6, 2019

Transaction Highlights Strategic All Stock Merger-of-Equals Unlocks Substantial Value Through Cost Synergies Establishes a Peer-Leading Free Cash Flow Profile Additional Capacity to Accelerate Capital Return Programs Potential for Opportunistic Consolidation of PDP-Weighted Assets Enhanced Scale Drives Lower Cost of Capital and Operating Expenses 1Transaction Highlights Strategic All Stock Merger-of-Equals Unlocks Substantial Value Through Cost Synergies Establishes a Peer-Leading Free Cash Flow Profile Additional Capacity to Accelerate Capital Return Programs Potential for Opportunistic Consolidation of PDP-Weighted Assets Enhanced Scale Drives Lower Cost of Capital and Operating Expenses 1

Transaction Details

Overview

- **100% stock combination of Amplify Energy Corp. ("Amplify" or "AMPY") and Midstates Petroleum Company Inc. ("Midstates" or "MPO")**
- **Amplify stockholders will receive 0.933 shares of common stock of newly-issued Midstates shares for each share they currently own[1]**
- **Combined company will trade on NYSE under the ticker AMPY and be named Amplify Energy**
- **Additional capacity to accelerate capital return programs**
- **Low-decline assets expected to generate top-tier pro forma free cash flow, with 2019E FCF yield >15%**
- **Attractive pro forma leverage expected to be 1.2x (Net Debt / 4Q18A EBITDA)**

Pro Forma Ownership and Corporate Governance

- **All stock merger-of-equals (pro forma ownership: Amplify 50% and Midstates 50%)**
- **Amplify's senior management team will run the combined company**
- **Combined board will include the following Amplify and Midstates current board members:**
  - David Proman (Chairman), David Dunn, Christopher Hamm, Scott Hoffman, Randal Klein, Evan Lederman, Ken Mariani and Todd Snyder
- **Headquarters in Houston, Texas**

Key Conditions and Timing

- **Unanimously approved by participating board members of Amplify and Midstates**
  - Approval in place from >50% of Amplify and 36% of Midstates' stockholders
- **Subject to customary regulatory approvals and other customary closing conditions**
- **Expected closing in 3Q19**

1 Based on fully-diluted shares of common stock outstanding for AMPY and MPO of 22.9 MM and 21.3 MM, respectively; pro forma company to have ~42.7 MM total shares of common stock outstanding

2

Asset Overview

- **Robust platform of long-life, shallow decline assets**
  - ~50/50 liquids and gas production mix
  - Gas production receives attractive pricing in the Gulf Coast
- **Combined company enterprise value of $729 MM is a significant discount to substantial proved developed (PD) reserve value of $960 MM[1]**
- **Liquidity and balance sheet provide flexibility to sustain volatile price cycles**
- **Sizeable inventory of development opportunities**

($ in MM)	Amplify Energy	Midstates Petroleum	Pro Forma Amplify Energy
Enterprise Value (as of 5/3/19)	$397	$332	$729
Market Capitalization (as of 5/3/19)	159	273	432
Cash (as of 3/31/19)	$31	$1	$32
Total Debt (as of 3/31/19)	270	59	329
Net Debt (as of 3/31/19)	239	58	297
Memo: Net Debt / 4Q18A Adjusted EBITDA	*1.8x*	*0.5x*	*1.2x*
4Q18 Production (Mboe/d)	23.8	16.4	40.1
4Q18A Adjusted EBITDA	$130	$111	$241



1
2
3
4
5

Asset	SEC PD PV-10 ($ MM)[2]	Strip PD PV-10 ($ MM)[1]	Strip 1P PV-10 ($ MM)[1]	Net Production (Mboe/d)[3]
1 Miss Lime	$433	$350	$444	16.4
2 ETX / NLA	$294	$230	$236	15.5
3 California Offshore	$257	$187	$270	3.1
4 Rockies CO_2	$253	$151	$194	4.1
5 Eagle Ford	$50	$42	$70	1.1
Pro Forma Amplify Energy	**$1,288**	**$960**	**$1,214**	**~40.1**

Source: FactSet as of 5/3/19, company filings
1 Based on year-end reserve report at strip pricing as of 4/30/19. Price Deck (WTI, HH): 2019: $63.68, $2.68; 2020: $60.73, $2.70; 2021: $57.29, $2.66; 2022: $55.20, $2.67; 2023+: $54.22, $2.74
2 Based on year-end reserve report at pricing used in annual reserve report filed with the SEC as of 12/31/18. Price Deck (WTI, HH): 2019+: $65.56, $3.10
3 Based on the average daily volume for 4Q18

3

Transaction Rationale

Realize G&A Synergies	G&A rationalization; preliminary estimates of at least $20 MM annual G&A reduction Opportunity to move down the cost curve by spreading fixed costs over more production
Benefits of Scale	Achieves benefits of scale by combining two PDP-weighted independent producers – Pro forma total enterprise value >$720 MM and market capitalization >$430 MM[1] – PF 4Q18 production of ~40 Mboe/day – PF 4Q18A Adjusted EBITDA of ~$241 MM
Strong Balance Sheet	Stock-for-stock transaction Strong balance sheet and liquidity that will allow for acceleration of capital return programs Estimated 1.2x pro forma leverage (Net Debt / 4Q18A EBITDA)
Capital Markets Benefits	Combined company to trade on NYSE under the ticker AMPY Improved trading liquidity and Wall Street equity research coverage over time Lowers cost of capital through enhanced scale, asset diversification and trading liquidity
Capital Discipline	Enhances ability to return capital to stockholders Multiple uncorrelated asset areas with ample new drilling inventory to be exploited

1 Based on 5/3/19 prices of $6.95 for AMPY and $12.81 for MPO amplify energy MIDSTATES PETROLEUM 4

Combination Unlocks Value for All Stockholders Pro Forma Free Cash Flow 33 3 Asset Diversification 373 LOE and G&A Synergies 773 Float 773 Leverage & Liquidity 33 3 5Combination Unlocks Value for All Stockholders Pro Forma Free Cash Flow 33 3 Asset Diversification 373 LOE and G&A Synergies 773 Float 773 Leverage & Liquidity 33 3 5

Top-Tier Free Cash Flow Generation

Substantial low decline asset base yields sustainable sector-leading FCF generation



U.S. publicly listed E&Ps with market cap between $0.3 – $5 BN
40
Pro Forma
Companies with FCF yield[1,2] > 10%
7
Pro Forma
Companies with FCF yield[1,2] > 10% & leverage <2.0x
2
Pro Forma

Source: FactSet as of 5/3/19, company filings

1 Based on 2019E levered FCF yield; refer to page 9

2 2019E levered FCF yield = (2019E Adjusted EBITDA – 2019E Capital Expenditures – 2019E Interest Expense) / Market Capitalization as of 5/3/19

6

Path to Value Creation and Upside



~$230 MM Value Gap
– Enterprise Value is ~24% less than PD PV-10
– Equity has ~54% upside based on PD PV-10 only
$729 MM
Further Value Enhancement
$960 MM
Current Pro Forma EV
PD PV-10[1]
amplify energy
MIDSTATES PETROLEUM

- A ✓ Synergy Realization
- B ✓ Improved Market Visibility and Trading Liquidity
- C ✓ Reinvestment Projects
- D ✓ Further Value Enhancement Through Opportunistic M&A

Combined company enterprise value of $729 MM is ~$230 MM less than its PD reserve value of $960 MM

Source: FactSet as of 5/3/19
1 Based on year-end reserve report at strip pricing as of 4/30/19

7

Merger Creates a Peer Group Leader 1 4Q18 Production (Mboe/d) 4Q18A Levered Free Cash Flow ($ MM) $165 40 Peer Average: 38 Peer Average: ($17) $94 24 $71 16 4Q18 4Q18A Pro Forma Pro Forma 2018 Cash G&A Expense ($/Boe) Net Debt / 4Q18A Adjusted EBITDA 1.8x Peer Average: $3.48 Peer Average: 1.6x $3.21 1.2x $2.32 $1.64 0.5x 2018A 4Q18A 2 Pro Forma Pro Forma Source: Company filings Note: Peers include: BCEI, BRY, CRK, DNR, ESTE, MGY (Cash G&A/Boe includes successor period only), PVAC, SBOW, WTI 8 1 Levered Free Cash Flow defined as Adjusted EBITDA – capex – cash interest expense 2 Assumes Pro Forma G&A of $27 MM/yearMerger Creates a Peer Group Leader 1 4Q18 Production (Mboe/d) 4Q18A Levered Free Cash Flow ($ MM) $165 40 Peer Average: 38 Peer Average: ($17) $94 24 $71 16 4Q18 4Q18A Pro Forma Pro Forma 2018 Cash G&A Expense ($/Boe) Net Debt / 4Q18A Adjusted EBITDA 1.8x Peer Average: $3.48 Peer Average: 1.6x $3.21 1.2x $2.32 $1.64 0.5x 2018A 4Q18A 2 Pro Forma Pro Forma Source: Company filings Note: Peers include: BCEI, BRY, CRK, DNR, ESTE, MGY (Cash G&A/Boe includes successor period only), PVAC, SBOW, WTI 8 1 Levered Free Cash Flow defined as Adjusted EBITDA – capex – cash interest expense 2 Assumes Pro Forma G&A of $27 MM/year

Top-Tier Free Cash Flow Generation 1 2019E Levered Free Cash Flow Yield Pro Forma Amplify, 2019E Levered Free Cash Flow Yield: 15%-25% 27.1% 25.0% 16.7% 15.0% 8.4% 6.8% 5.1% Peer Average: (0.2%) (4.9%) (11.3%) (15.1%) (34.7%) Source: Company filings, FactSet as of 5/3/19 Note: Peers include: BCEI, BRY, CRK, DNR, ESTE, MGY, PVAC, SBOW, WTI 9 1 2019E Levered Free Cash Flow Yield = (2019E Adjusted EBITDA – 2019E Capital Expenditures – 2019E Interest Expense) / Market Capitalization as of 5/3/19 Peer G AMPY PF Peer B Peer F Peer E Peer C Peer I Peer A Peer H Peer DTop-Tier Free Cash Flow Generation 1 2019E Levered Free Cash Flow Yield Pro Forma Amplify, 2019E Levered Free Cash Flow Yield: 15%-25% 27.1% 25.0% 16.7% 15.0% 8.4% 6.8% 5.1% Peer Average: (0.2%) (4.9%) (11.3%) (15.1%) (34.7%) Source: Company filings, FactSet as of 5/3/19 Note: Peers include: BCEI, BRY, CRK, DNR, ESTE, MGY, PVAC, SBOW, WTI 9 1 2019E Levered Free Cash Flow Yield = (2019E Adjusted EBITDA – 2019E Capital Expenditures – 2019E Interest Expense) / Market Capitalization as of 5/3/19 Peer G AMPY PF Peer B Peer F Peer E Peer C Peer I Peer A Peer H Peer D

Scale and Synergies Enable Top-Tier G&A Efficiency 2018 Cash G&A Expense ($/Boe) $5.81 $5.47 $4.80 $4.25 Peer Average: $3.48 ($/Boe) $3.21 $2.90 $2.70 $2.70 $2.32 $1.64 $1.47 $1.20 Source: Company filings 10 Note: Peers include: BCEI, BRY, CRK, DNR, ESTE, MGY (includes successor period only), PVAC, SBOW, WTI 1 Assumes pro forma G&A of $27 MM/year Peer H Peer I Peer C Peer B AMPY Peer F Peer G Peer E MPO 1 AMPY PF Peer D Peer AScale and Synergies Enable Top-Tier G&A Efficiency 2018 Cash G&A Expense ($/Boe) $5.81 $5.47 $4.80 $4.25 Peer Average: $3.48 ($/Boe) $3.21 $2.90 $2.70 $2.70 $2.32 $1.64 $1.47 $1.20 Source: Company filings 10 Note: Peers include: BCEI, BRY, CRK, DNR, ESTE, MGY (includes successor period only), PVAC, SBOW, WTI 1 Assumes pro forma G&A of $27 MM/year Peer H Peer I Peer C Peer B AMPY Peer F Peer G Peer E MPO 1 AMPY PF Peer D Peer A

Substantial Synergy Realization

Cash G&A Bridge ($ MM)



$31[1]
$15[2]
$47
($20)
~43% reduction
$27
AMPY 2018
MPO 2018
Pro Forma 2018 G&A
Synergies
AMPY PF

Overview

- **AMPY to be headquartered in Houston, Texas, and will utilize AMPY's existing platform to eliminate redundancies and reduce overhead costs**
- **Opportunity to achieve additional synergies via LOE savings driven by superior scale and purchasing power**
- **Merger is anticipated to reduce cost-of-capital for the pro forma company**
- **Implementation of systems integration and cost reduction initiatives will begin immediately after close, with full integration expected by 2020**

1 Based on Amplify 2018 G&A Expense less Stock Based Compensation less Severance Payments
2 Based on Midstates 2018 Adjusted Cash G&A Expense

amplify energy MIDSTATES PETROLEUM 11

Strong Balance Sheet and Liquidity

- Attractive PF 4Q18A leverage expected to be 1.2x; below peer group average of 1.6x
- Simple capital structure with 100% of debt from revolving credit facility
- As of 3/31/19, combined borrowing base of $595 MM[1]

Net Debt / 4Q18A EBITDA



4.8x
2.7x
1.8x
1.7x
1.4x
1.2x
1.0x
0.8x
0.3x
0.2x
Peer Average: 1.6x
Peer G
Peer A
Peer B
Peer D
Peer E
AMPY PF
Peer C
Peer H
Peer F
Peer I

Pro Forma Capitalization ($ in MM, as of 3/31/19)	
Cash and Cash Equivalents	$32
Revolving Credit Facility	329
Net Debt	297
Credit Statistics	
Net Debt / 4Q18A EBITDA	1.2x
Net Debt / 4Q18 Production ($/Boe/d)	$7,403
Net Debt / YE2018 Proved Reserves ($/Boe)	$1.40
Liquidity	
AMPY Borrowing Base[1]	$425
(+) MPO Borrowing Base[1]	170
(+) Cash and Cash Equivalents	32
(-) Borrowings	(329)
(-) Letters of Credit	(4)
Combined Liquidity	**$295**

Source: Company filings
Note: Peers include: BCEI, BRY, CRK, DNR, ESTE, MGY, PVAC, SBOW, WTI
1 Based on AMPY and MPO borrowing bases as of 3/31/19; pro forma borrowing base TBD

12

Capital Return Programs

Both Amplify and Midstates have been actively returning capital to stockholders and the pro forma combined company will be positioned to accelerate allocation of capital to this strategy

Recent Capital Return Initiatives

($ in MM)



Future Return of Capital
Share Buyback - Remaining Authorized
Share Buyback - Completed
Tender Offer
$35
A
$50
B
$25
C
$110
Future Return
% Market Cap
~19%[1]
~21%[2]
~12%[3]

Capital Return Details

A Amplify Tender Offer

– Returned $35 MM to stockholders; purchased 2.9 MM shares of its common stock at $12.00/share

B Midstates Tender Offer

– Returned $50 MM to stockholders; purchased 5.0 MM shares of its common stock at $10.00/share

C Amplify Buyback

– In December 2018, the Board of Directors authorized a common stock repurchase program of up to $25 MM of outstanding shares of common stock; repurchases began on or after January 9, 2019

1 Based on AMPY market cap as of 12/21/18
2 Based on MPO market cap as of 2/15/19
3 Based on AMPY market cap as of 1/9/19

amplify energy MIDSTATES PETROLEUM 13

Expected Combination Highlights Highly-efficient operator with best-in-class free cash flow profile 1 Substantial value creation through immediate synergies resulting in top-tier G&A metrics 2 Attractive leverage profile and liquidity 3 Unlocks optionality for accelerated capital returns 4 14Expected Combination Highlights Highly-efficient operator with best-in-class free cash flow profile 1 Substantial value creation through immediate synergies resulting in top-tier G&A metrics 2 Attractive leverage profile and liquidity 3 Unlocks optionality for accelerated capital returns 4 14

AppendixAppendix

Miss Lime Asset Overview

4Q18 Production (Mboe/d) | **PD PV-10 ($ MM)**



Other PF Amplify Assets
Miss Lime

Key Stats

- Net Acres (ML): ~100,000 acres
  - Operatorship: ~83%
  - Average WI: ~76%
  - HBP: ~92%
- Net Production: 16.4 MBoe/d[1]
- Liquids Mix: ~53%[1]
- PD PV-10: $350 MM[2]
- PD Reserves: 48 MMBoe[2]
- PD R/P: ~8 years[3]

Key Highlights

- Generates substantial levered free cash flow (~$94 MM per year based on annualized 4Q18)
- Highly successful 2018 workover program proves up base declines and OpEx
- Best-in-class salt water disposal / handling system



KS
OK
Woods
Alfalfa
Grant
Garfield
Woodward
Major
Dewey
Play
Mississippian Lime
NW Stack
Stack
Midstates Acreage

1 Based on the average daily volume for 4Q18
2 YE database at 4/30/19 strip prices
3 PD Reserves / 4Q18A net daily production

16

East Texas / North Louisiana Asset Overview



4Q18 Production
(Mboe/d)
PD PV-10
($ MM)
Other PF Amplify Assets
ETX / NLA

Key Stats

- Net Acres (CV): ~93,300 acres
  - Average WI: ~87%
  - HBP 100%
- Net Acres (HSVL): ~21,200 acres
  - Average WI: ~69%
  - HBP 100%
- Net Production: 15.5 MBoe/d[1]
- PD PV-10: $230 MM[2]
- PD Reserves: 48 MMBoe[2]
- PD R/P: ~9 years[3]

Key Highlights

- ~1,400 vertical and horizontal wells, mostly Cotton Valley
- Quality inventory of proved Hz new drill opportunities with active offset operators achieving significant uplift using modern completions
- Inventory of low-risk behind pipe uphole recompletions



Cass
Texas
Louisiana
Wood
Upshur
Marion
Webster
Bossier
Harrison
Caddo
Gregg
Smith
Bienville
Panola
Rusk
De Soto
Red River
Cherokee
Shelby
Nacogdoches
Anderson
San Augustine
Sabine
Houston
Sabine
Angelina
Trinity
Amplify Leasehold
Cotton Valley Play
Haynesville Play

amplify energy MIDSTATES PETROLEUM

1 Based on the average daily volume for 4Q18
2 YE database at 4/30/19 strip prices
3 PD Reserves / 4Q18A net daily production

17

California Beta Field Asset Overview 4Q18 Production PD PV-10 (Mboe/d) ($ MM) Other PF Amplify Assets California Beta Key Stats Net Acres: 17,000 acres ‒ WI %: 100% ‒ HBP %: 100% 1 Net Production: 3.1 MBoe/d 2 PD PV-10: $187 MM 2 PD Reserves: 16 MMBoe Amplify Leasehold Crude Oil: 100% 3 Beta Field PD R/P: ~14 years P&A obligation supported by $90 MM of cash / $71.3 Platform MM of Surety Bonds Pump Station Substantial infrastructure assets: ‒ 2 wellhead production platforms (w/ rigs) Eureka Platform Ellen Platform Elly Platform ‒ 1 processing and treating platform ‒ 17.5 mile pipeline (16”) to onshore facility Key Highlights Approximately 10% of original oil-in-place (OOIP) recovered to date, comparable offsetting fields have exhibited 20-40% recovery rates Amplify well (A36 ST-1) demonstrated development potential of asset (>200% IRR) 1 Based on the average daily volume for 4Q18 18 2 YE database at 4/30/19 strip prices 3 PD Reserves / 4Q18A net daily productionCalifornia Beta Field Asset Overview 4Q18 Production PD PV-10 (Mboe/d) ($ MM) Other PF Amplify Assets California Beta Key Stats Net Acres: 17,000 acres ‒ WI %: 100% ‒ HBP %: 100% 1 Net Production: 3.1 MBoe/d 2 PD PV-10: $187 MM 2 PD Reserves: 16 MMBoe Amplify Leasehold Crude Oil: 100% 3 Beta Field PD R/P: ~14 years P&A obligation supported by $90 MM of cash / $71.3 Platform MM of Surety Bonds Pump Station Substantial infrastructure assets: ‒ 2 wellhead production platforms (w/ rigs) Eureka Platform Ellen Platform Elly Platform ‒ 1 processing and treating platform ‒ 17.5 mile pipeline (16”) to onshore facility Key Highlights Approximately 10% of original oil-in-place (OOIP) recovered to date, comparable offsetting fields have exhibited 20-40% recovery rates Amplify well (A36 ST-1) demonstrated development potential of asset (>200% IRR) 1 Based on the average daily volume for 4Q18 18 2 YE database at 4/30/19 strip prices 3 PD Reserves / 4Q18A net daily production

Rockies CO_2 Asset Overview

4Q18 Production (Mboe/d)



PD PV-10 ($ MM)



Other PF Amplify Assets | Rockies CO_2

Key Stats

Net Acres:	7,000 acres
– WI%:	100%
– HBP%:	100%
Net Production:	4.1 MBoe/d[1]
PD PV-10:	$151 MM[2]
PD Reserves:	33 MMBoe[2]
Liquids:	100%
PD R/P:	~22 years[3]

Key Highlights

- Long life, low decline oil weighted production from two established water and CO_2 flood fields
- Newly acquired 2016 seismic changed previous interpretation and revealed unswept oil to underpin quality new drill opportunities
- Majority of current production from Tensleep and Madison intervals
- Highly economic plant expansion to enable significant uptick in oil rates by bringing online shut-in wells; expected to be online in 4Q18



Amplify Leasehold
Fremont
Carbon
Sweetwater
N. Dakota
Montana
S. Dakota
Wyoming
Idaho
Nebraska
Utah
Active Floods
Developing Fields
Planned Fields
Primary CO_2 Sources

1 Based on the average daily volume for 4Q18
2 YE database at 4/30/19 strip prices
3 PD Reserves / 4Q18A net daily production

19

Eagle Ford Asset Overview

4Q18 Production (Mboe/d) | **PD PV-10 ($ MM)**


Other PF Amplify Assets
Eagle Ford

Key Stats

- Net Acres: ~750 acres
  - WI %: ~5%
  - HBP %: ~100%
- Net Production: 1.1 MBoe/d[1]
- PD PV-10: $42 MM[2]
- PD Reserves: 2 MMBoe[2]
- Liquids: ~89%
- PD R/P: ~6 years[3]

Key Highlights

- 100% Non-Op position, operated mostly by Murphy in core Eagle Ford – Karnes County
- Positive cash flow generating asset
- 350+ gross locations targeting the Austin Chalk, Upper Eagle Ford and Lower Eagle Ford
- More than 250 currently producing wells


amplify
MURPHY OIL CORPORATION
bhpbilliton
Statoil
Marathon Oil
ConocoPhillips
eog resources
encana
DeWitt
Karnes
Texas
Louisiana

amplify energy | MIDSTATES PETROLEUM

1 Based on the average daily volume for 4Q18
2 YE database at 4/30/19 strip prices
3 PD Reserves / 4Q18A net daily production

20

Experienced Management Team Amplify’s senior management team will operate the combined business The Amplify team, on average, has >23 years of experience successfully operating companies with diverse asset bases Name Position Prior Experience Years in Industry Ken Mariani CEO and President 36+ Martyn Willsher SVP and CFO 17+ SVP and Chief Administrative Polly Schott 24+ Officer Richard Smiley VP Operations 40+ Tony Lopez VP Corporate Engineering 15+ Eric Willis VP and General Counsel 11+ 21Experienced Management Team Amplify’s senior management team will operate the combined business The Amplify team, on average, has >23 years of experience successfully operating companies with diverse asset bases Name Position Prior Experience Years in Industry Ken Mariani CEO and President 36+ Martyn Willsher SVP and CFO 17+ SVP and Chief Administrative Polly Schott 24+ Officer Richard Smiley VP Operations 40+ Tony Lopez VP Corporate Engineering 15+ Eric Willis VP and General Counsel 11+ 21

Forward Looking Statements This presentation and the oral statements made in connection therewith contain forward-looking statements. All statements, other than statements of historical facts, included in this presentation or made in connection therewith that address activities, events or developments that Amplify Energy Corp. (“AMPY” or “Amplify”) and Midstates Petroleum Company, Inc. (“MPO” or “Midstates”) expect, believe or anticipate will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “on track,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. These statements include, but are not limited to, statements about estimates of AMPY’s and MPO’s oil and natural gas reserves, AMPY’s, MPO’s and the combined company’s future capital expenditures (including the amount and nature thereof), expectations regarding future cash flows, and expectations of plans, strategies, objectives and anticipated financial and operating results of AMPY, MPO and the combined company, including as to production, lease operating expenses, hedging activities, commodity price realizations, capital expenditure levels and other guidance included in this presentation. These statements are based on certain assumptions made by AMPY and MPO based on their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, many of which are beyond the control of AMPY, MPO, or the combined company which may cause AMPY’s, MPO’s or the combined company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks and uncertainties relating to, among other things, the ability to improve AMPY’s or MPO’s financial results and profitability following their emergences from bankruptcy; AMPY’s, MPO’s and the combined company’s efforts to reduce leverage and their levels of indebtedness, including their abilities to satisfy their debt obligations; the uncertainty inherent in the development and production of oil, natural gas and natural gas liquids and in estimating reserves; risks associated with drilling activities; risks related to AMPY’s, MPO’s and the combined company’s abilities to generate sufficient cash flow to make payments on their debt obligations and to execute their business plans; AMPY’s, MPO’s and the combined company’s abilities to access funds on acceptable terms, if at all, because of the terms and conditions governing AMPY’s, MPO’s and the combined company’s indebtedness or otherwise; AMPY’s, MPO’s and the combined company’s abilities to maintain relationships with suppliers, customers, employees and other third parties following their emergences from bankruptcy; potential difficulties in the marketing of, and volatility in the prices for, oil, natural gas and natural gas liquids, including a further or extended decline in commodity prices; competition in the oil and natural gas industry; potential failure or shortages of, or increased costs for, drilling and production equipment and supply materials for production; risks related to acquisitions, including AMPY’s, MPO’s and the combined company’s abilities to integrate acquired properties or entities; and the risk that AMPY’s, MPO’s or the combined company’s hedging strategies may be ineffective or may reduce their income. In addition to these business-related risks, there are are certain risks related to the proposed business combination transaction (the “Transaction) between AMPY and MPO. These risks include, but are not limited to, the timing of closing the Transaction, expectation that closing conditions, including stockholder approvals and regulatory approvals, will be satisfied, anticipated benefits from the Transaction, including synergies therefrom, and anticipated production and commodity mix as a result of the Transaction. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements included in this presentation or made in connection therewith are qualified in their entirety by these cautionary statements. Please read AMPY’s and MPO’s filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors” in AMPY’s and MPO’s Annual Reports on Form 10-K, AMPY’s and MPO’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on AMPY’s and MPO’s Investor Relations websites at http://investor.amplifyenergy.com/sec.cfm and midstatespetroleum.com, respectively, or on the SEC’s website at www.sec.gov, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. Except as required by law, AMPY and MPO undertake no obligation and do not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Important Additional Information This communication relates to the Transaction between Amplify and Midstates. This communication is for information purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. 22Forward Looking Statements This presentation and the oral statements made in connection therewith contain forward-looking statements. All statements, other than statements of historical facts, included in this presentation or made in connection therewith that address activities, events or developments that Amplify Energy Corp. (“AMPY” or “Amplify”) and Midstates Petroleum Company, Inc. (“MPO” or “Midstates”) expect, believe or anticipate will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “on track,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. These statements include, but are not limited to, statements about estimates of AMPY’s and MPO’s oil and natural gas reserves, AMPY’s, MPO’s and the combined company’s future capital expenditures (including the amount and nature thereof), expectations regarding future cash flows, and expectations of plans, strategies, objectives and anticipated financial and operating results of AMPY, MPO and the combined company, including as to production, lease operating expenses, hedging activities, commodity price realizations, capital expenditure levels and other guidance included in this presentation. These statements are based on certain assumptions made by AMPY and MPO based on their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, many of which are beyond the control of AMPY, MPO, or the combined company which may cause AMPY’s, MPO’s or the combined company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks and uncertainties relating to, among other things, the ability to improve AMPY’s or MPO’s financial results and profitability following their emergences from bankruptcy; AMPY’s, MPO’s and the combined company’s efforts to reduce leverage and their levels of indebtedness, including their abilities to satisfy their debt obligations; the uncertainty inherent in the development and production of oil, natural gas and natural gas liquids and in estimating reserves; risks associated with drilling activities; risks related to AMPY’s, MPO’s and the combined company’s abilities to generate sufficient cash flow to make payments on their debt obligations and to execute their business plans; AMPY’s, MPO’s and the combined company’s abilities to access funds on acceptable terms, if at all, because of the terms and conditions governing AMPY’s, MPO’s and the combined company’s indebtedness or otherwise; AMPY’s, MPO’s and the combined company’s abilities to maintain relationships with suppliers, customers, employees and other third parties following their emergences from bankruptcy; potential difficulties in the marketing of, and volatility in the prices for, oil, natural gas and natural gas liquids, including a further or extended decline in commodity prices; competition in the oil and natural gas industry; potential failure or shortages of, or increased costs for, drilling and production equipment and supply materials for production; risks related to acquisitions, including AMPY’s, MPO’s and the combined company’s abilities to integrate acquired properties or entities; and the risk that AMPY’s, MPO’s or the combined company’s hedging strategies may be ineffective or may reduce their income. In addition to these business-related risks, there are are certain risks related to the proposed business combination transaction (the “Transaction) between AMPY and MPO. These risks include, but are not limited to, the timing of closing the Transaction, expectation that closing conditions, including stockholder approvals and regulatory approvals, will be satisfied, anticipated benefits from the Transaction, including synergies therefrom, and anticipated production and commodity mix as a result of the Transaction. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements included in this presentation or made in connection therewith are qualified in their entirety by these cautionary statements. Please read AMPY’s and MPO’s filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors” in AMPY’s and MPO’s Annual Reports on Form 10-K, AMPY’s and MPO’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on AMPY’s and MPO’s Investor Relations websites at http://investor.amplifyenergy.com/sec.cfm and midstatespetroleum.com, respectively, or on the SEC’s website at www.sec.gov, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. Except as required by law, AMPY and MPO undertake no obligation and do not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Important Additional Information This communication relates to the Transaction between Amplify and Midstates. This communication is for information purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. 22

Important Additional Information (Cont'd) Important Additional Information (Continued). In connection with the proposed transaction between Amplify and Midstates, it is expected that Midstates will file with the SEC a registration statement on Form S-4 that will constitute a Proxy Statement and Prospectus of Midstates and that will also constitute an Information Statement of Amplify (the “Proxy Statement/Prospectus/Information Statement”). Amplify and Midstates plan to mail to their respective stockholders the definitive Proxy Statement/Prospectus/Information Statement in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF AMPLIFY AND MIDSTATES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMPLIFY, MIDSTATES, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus/Information Statement (when available) and other documents filed with the SEC by Amplify and Midstates through the website maintained by the SEC at www.sec.gov. Investors and security holders will be able to obtain free of charge copies of the documents filed with the SEC by Amplify on Amplify’s website at www.amplifyenergy.com or by contacting Amplify’s Corporate Secretary. In addition, investors and security holders will be able to obtain free of charge copies of the documents filed with the SEC by Midstates on Midstates’ website at www.midstatespetroleum.com or by contacting Midstates’ Investor Relations. Participants in the Merger Solicitation. Amplify, Midstates and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Amplify and Midstates in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus/Information Statement described above when it is filed with the SEC. Additional information regarding Amplify’s directors and executive officers is also included in Amplify’s Notice of Annual Meeting of Stockholders and 2019 Proxy Statement, which was filed with the SEC on April 5, 2019. Additional information regarding Midstates’ directors and executive officers is also included in Midstates’ Notice of Annual Meeting of Stockholders and 2019 Proxy Statement, which was filed with the SEC on April 29, 2019. These documents are available free of charge as described above. Use of Non-GAAP Financial Measures. Amplify uses the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow. Amplify’s non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Amplify does. Adjusted EBITDA. For purposes of this presentation, Amplify defines Adjusted EBITDA as net income or loss, plus interest expense; income tax expense; depreciation, depletion and amortization; impairment of goodwill and long-lived assets; accretion of asset retirement obligations; losses on commodity derivative instruments; cash settlements received on expired commodity derivative instruments; losses on sale of assets; unit-based compensation expenses; exploration costs; acquisition and divestiture related expenses; amortization of gain associated with terminated commodity derivatives, bad debt expense; and other non-routine items, less interest income; gain on extinguishment of debt; income tax benefit; gains on commodity derivative instruments; cash settlements paid on expired commodity derivative instruments; gains on sale of assets and other, net; and other non-routine items. Adjusted EBITDA is commonly used as a supplemental financial measure by management and external users of Amplify’s financial statements, such as investors, research analysts and rating agencies, to assess: (1) its operating performance as compared to other companies in Amplify’s industry without regard to financing methods, capital structures or historical cost basis; (2) the ability of its assets to generate cash sufficient to pay interest and support Amplify’s indebtedness; and (3) the viability of projects and the overall rates of return on alternative investment opportunities. Since Adjusted EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the Adjusted EBITDA data presented in this press release may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net cash provided by operating activities. Free Cash Flow. For purposes of this presentation, Amplify defines Free Cash Flow as Adjusted EBITDA, less capital expenditures and cash interest expense. Free cash flow is an important non-GAAP financial measure for Amplify’s investors since it serves as an indicator of the Company’s success in providing a cash return on investment. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities. 23Important Additional Information (Cont'd) Important Additional Information (Continued). In connection with the proposed transaction between Amplify and Midstates, it is expected that Midstates will file with the SEC a registration statement on Form S-4 that will constitute a Proxy Statement and Prospectus of Midstates and that will also constitute an Information Statement of Amplify (the “Proxy Statement/Prospectus/Information Statement”). Amplify and Midstates plan to mail to their respective stockholders the definitive Proxy Statement/Prospectus/Information Statement in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF AMPLIFY AND MIDSTATES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMPLIFY, MIDSTATES, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus/Information Statement (when available) and other documents filed with the SEC by Amplify and Midstates through the website maintained by the SEC at www.sec.gov. Investors and security holders will be able to obtain free of charge copies of the documents filed with the SEC by Amplify on Amplify’s website at www.amplifyenergy.com or by contacting Amplify’s Corporate Secretary. In addition, investors and security holders will be able to obtain free of charge copies of the documents filed with the SEC by Midstates on Midstates’ website at www.midstatespetroleum.com or by contacting Midstates’ Investor Relations. Participants in the Merger Solicitation. Amplify, Midstates and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Amplify and Midstates in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus/Information Statement described above when it is filed with the SEC. Additional information regarding Amplify’s directors and executive officers is also included in Amplify’s Notice of Annual Meeting of Stockholders and 2019 Proxy Statement, which was filed with the SEC on April 5, 2019. Additional information regarding Midstates’ directors and executive officers is also included in Midstates’ Notice of Annual Meeting of Stockholders and 2019 Proxy Statement, which was filed with the SEC on April 29, 2019. These documents are available free of charge as described above. Use of Non-GAAP Financial Measures. Amplify uses the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow. Amplify’s non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Amplify does. Adjusted EBITDA. For purposes of this presentation, Amplify defines Adjusted EBITDA as net income or loss, plus interest expense; income tax expense; depreciation, depletion and amortization; impairment of goodwill and long-lived assets; accretion of asset retirement obligations; losses on commodity derivative instruments; cash settlements received on expired commodity derivative instruments; losses on sale of assets; unit-based compensation expenses; exploration costs; acquisition and divestiture related expenses; amortization of gain associated with terminated commodity derivatives, bad debt expense; and other non-routine items, less interest income; gain on extinguishment of debt; income tax benefit; gains on commodity derivative instruments; cash settlements paid on expired commodity derivative instruments; gains on sale of assets and other, net; and other non-routine items. Adjusted EBITDA is commonly used as a supplemental financial measure by management and external users of Amplify’s financial statements, such as investors, research analysts and rating agencies, to assess: (1) its operating performance as compared to other companies in Amplify’s industry without regard to financing methods, capital structures or historical cost basis; (2) the ability of its assets to generate cash sufficient to pay interest and support Amplify’s indebtedness; and (3) the viability of projects and the overall rates of return on alternative investment opportunities. Since Adjusted EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the Adjusted EBITDA data presented in this press release may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net cash provided by operating activities. Free Cash Flow. For purposes of this presentation, Amplify defines Free Cash Flow as Adjusted EBITDA, less capital expenditures and cash interest expense. Free cash flow is an important non-GAAP financial measure for Amplify’s investors since it serves as an indicator of the Company’s success in providing a cash return on investment. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities. 23